Exhibit 10.7.2

*** Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

AMENDMENT TO COLLABORATION AND TECHNOLOGY TRANSFER AGREEMENT

This Amendment to Collaboration and Technology Transfer Agreement (the “Collaboration Amendment”) effective as of December 21, 2001 (the “Amendment Effective Date”), is entered into by and between Incyte Genomics, Inc., a Delaware corporation, with a place of business at 3160 Porter Drive, Palo Alto, CA 94304 (“Incyte”) and Genomic Health, Inc., a Delaware corporation, with a place of business at 301 Penobscot Drive, Redwood City, CA 94063 (“GHI”).

A.	WHEREAS, the parties to this Collaboration Amendment entered into that certain “Collaboration and Technology Transfer Agreement” executed on March 30, 2001 by Incyte and GHI (the “Agreement”), pursuant to which the Parties were to collaborate on research and development relating to Paraffin Extraction Technology (as defined in the Agreement) and grant each other certain rights and licenses on the terms set forth therein.

B.	WHEREAS, the Parties wish to enter into an amendment to the Agreement in order to terminate such collaboration and amend the Agreement prior to terminating the Agreement.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth it is agree by and between the parties as follows:

1.	All capitalized terms not defined in this Collaboration Amendment shall have the meanings given to them in the Agreement.

2.	Section 1.14 is amended in its entirety to read as follows:

“Incyte Technology” shall mean any protocols, training materials and computer software listed in Exhibit A to this Agreement and associated source code (specifically including the GEMtools client, Material Manager, GEM Explorer, and Online Courier packages), in the form used by Incyte in connection with the conduct of microarray fabrication and gene expression service businesses in Fremont, California and St. Louis, Missouri, as of the date of the technology transfer activities described in Article 3 of this Agreement, which relate to (a) sample storage and tracking; (b) LIMS systems; (c) microarray manufacturing protocols; (d) hybridization protocols; (e) quality control and quality assurance protocols; (f) microarray scanning protocols; and (g) data analysis.

3.	Incyte shall deliver all Incyte Technology to GHI by December 31, 2001 and GHI shall consider such delivery complete under the terms of this agreement.

4.	The Development Program is hereby terminated as of the Amendment Effective Date, including without limitation all obligations of either Party under Section 2.1 and 2.2 of the Agreement.

5.	Within thirty (30) days after the Amendment Effective Date, each Party shall disclose to the other Party in reasonable detail all inventions conceived and/or reduced to practice by such Party in connection with the Development Program.

6.	Section 3.2 of the Agreement is deleted in its entirety.

7.	The first sentence of Section 4.1.1 of the Agreement is amended to read as follows:

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*** Confidential material redacted and filed separately with the Commission.

Funding. In full consideration for Incyte’s undertaking the Development Program, GHI shall pay to Incyte *** Dollars ($***). GHI shall pay the foregoing amount in equal quarterly installments during the 2002 calendar year, with each such payment due during the first ten (10) business days of each such quarter.

8.	The first sentence of Section 4.2 of the Agreement is amended to read as follows:

Technology Transfer Payment. In full consideration for the disclosure and transfer of the Incyte Technology pursuant to Section 3.1, and the rights and licenses granted to GHI under Section 3.3, GHI shall pay to Incyte *** Dollars ($***). GHI shall pay the foregoing amount in equal quarterly installments during the 2002 calendar year, with each such payment due during the first ten (10) days of each such quarter.

9.	Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Collaboration Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Collaboration Amendment shall be governed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, each of the parties has executed this Collaboration Amendment as of the Amendment Effective Date.

INCYTE GENOMICS, INC.		GENOMIC HEALTH, INC

By:	/s/ Lee Bendekgey	By:	/s/ Randy Scott

Name:	Lee Bendekgey	Name:	Randy Scott

Title:	EVP & General Counsel	Title:	CEO

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